Calculation of Filing Fee Tables
S-8
Sionna Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	1,788,943	$ 36.42	$ 65,153,304.06	0.0001381	$ 8,997.68
Total Offering Amounts:						$ 65,153,304.06		$ 8,997.68
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,997.68
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares of the Registrant's common stock that become issuable under the Registrant's 2025 Stock Option and Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. Represents an automatic increase of 1,788,943 shares of common stock reserved for issuance under the 2025 Plan. The 2025 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2025 Plan on January 1, 2026 and each January 1st thereafter. The number of shares added each year will be equal to the lesser of: (i) four percent (4%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31st, or (ii) such lesser number of shares as determined by the Administrator (as such term is defined in the in the 2025 Plan). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based on $36.42, the average of the high and low price of the registrant's common stock as reported on the Nasdaq Global Select Market ("Nasdaq") on February 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A